10900 Wilshire Blvd, Suite 600 | Westwood, CA 90024 USA | T: +1 310-388-6706 | www.chromadex.com September 10, 2024 Ozan Pamir ozanpamir@outlook.com CONFIDENTIAL RE: Offer of Employment as Chief Financial Officer for ChromaDex, Inc. Dear Ozan Pamir, We are pleased to extend you an offer of full-time employment for the position of Chief Financial Officer. ChromaDex, Inc. (“ChromaDex”), a subsidiary of ChromaDex, Corp., whose corporate headquarters is located at 10900 Wilshire Blvd., Suite 600, Los Angeles, CA 90024 and can be reached at (310) 388-6706. As Chief Financial Officer, you will be classified exempt under the federal Fair Labor Standards Act and applicable state and local law and will perform the duties and responsibilities assigned to you as it relates to your role. As an exempt employee, you are not entitled to overtime and your salary is intended to pay you for all hours you work. This position will report to the Chief Executive Officer of ChromaDex, Robert Fried. If you accept this offer, your employment will commence by or on October 21, 2024. Your salary will be $400,000 per year and paid biweekly every other Friday. Provided you accept this offer, you will be awarded a discretionary, pro rata bonus for work performed during calendar year 2024 , equivalent to 50% of the base salary paid out during calendar year 2024. The bonus shall be paid in accordance with ChromaDex’s customary payment schedule in 2025. Commencing in 2025, you will be eligible to receive an annual, discretionary bonus equivalent to 50% of your base salary. The bonus shall be paid in accordance with ChromaDex’s customary payment schedule In addition, upon the prior, written approval of ChromaDex’s Board of Directors or Compensation or Audit Committee, you will be awarded a one-time initial grant of an option to purchase shares of ChromaDex Corp. common stock, at an exercise price reflecting the market price of ChromaDex Corp. common stock on the date of the grant, with one-third of the shares vesting on the one-year anniversary and the remaining shares vesting in a series of 24 equal monthly installments thereafter. The value of the initial grant will be 1.5 x 60% of your annual salary which you will be eligible to receive under ChromaDex’s 2017 Equity Incentive Plan. EXHIBIT 10.1

10900 Wilshire Blvd, Suite 600 | Westwood, CA 90024 USA | T: +1 310-388-6706 | www.chromadex.com In addition, provided you accept this offer, you will be awarded a severance in the event your employment is terminated by ChromaDex without Cause. You will not be eligible to receive a severance if you voluntarily resign your employment. For the purposes of this offer, “Cause” shall mean (i) your conviction of or plea of guilty or nolo contendere to any felony; (ii) your willful and continued failure or refusal to follow lawful and reasonable instructions of ChromaDex or its Board of Directors; (iii) your willful and continued failure or refusal to follow any lawful, reasonable, material and internally published policies and regulations of ChromaDex; (iv) your willful and continued failure or refusal to faithfully and diligently perform the assigned duties of your employment with ChromaDex (other than on account of illness or excused absence); (v) unethical or fraudulent conduct by you that materially discredits ChromaDex or is materially detrimental to the reputation, character and standing of ChromaDex; or (vi) your material breach of this offer or any duty of confidentiality owed to ChromaDex. The severance shall be a continuation of your base salary for a period of 9 months, calculated at the time of your separation from ChromaDex. ChromaDex offers flexible time off and other benefits to eligible employees as outlined in the Employee Handbook. If you accept this offer, your employment will be “at-will.” This means that either you or the company can end the employment relationship at any time, for any reason, with or without cause or notice. Please understand that the offer contained in this letter is not a contract of employment and is not an agreement or contract of employment for a fixed or specified term. Due to the nature of this position, this offer is contingent upon satisfactory completion of a full background check. This offer is also contingent upon providing verification of your legal authority to work in the United States, as demonstrated by your completion of the Form I-9 upon hire and your submission of acceptable documentation (as noted on the Form I-9) verifying your identity and work authorization within three (3) days of starting employment. If you accept this offer of employment with ChromaDex, please sign this offer letter and return it back to the People Matter(s) Team at HR@chromadex.com as soon as possible. For any questions pertaining to this offer of employment, please contact Richard Llanes, HRIS Manager, People Matter(s) at Richard.llanes@chromadex.com or David Kroes, SVP, People Matter(s) at David.kroes@chromadex.com. Sincerely, /s/ David Kroes David Kroes SVP, People Matter(s) ChromaDex Inc. Signature: /s/ Ozan Pamir Original: People Matter(s) Team CC: Manager/Supervisor